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                                                               December 15, 1995

                                        BYLAWS

                                          OF

                               BEST UNIVERSAL LOCK CO.

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                                  TABLE OF CONTENTS

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                                                                         Page


    ARTICLE 1      OFFICES . . . . . . . . . . . . . . . . . . . . . .      1

    ARTICLE 2.     SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .      1
         2.1       ANNUAL MEETING. . . . . . . . . . . . . . . . . . .      1
         2.2       SPECIAL MEETINGS. . . . . . . . . . . . . . . . . .      1
         2.3       MEETINGS BY COMMUNICATION EQUIPMENT . . . . . . . .      1
         2.4       DATE, TIME AND PLACE OF MEETING . . . . . . . . . .      1
         2.5       NOTICE OF MEETING . . . . . . . . . . . . . . . . .      2
         2.6       WAIVER OF NOTICE. . . . . . . . . . . . . . . . . .      2
         2.7       FIXING OF RECORD DATE FOR DETERMINING
                     SHAREHOLDERS. . . . . . . . . . . . . . . . . . .      2
         2.8       VOTING RECORD . . . . . . . . . . . . . . . . . . .      3
         2.9       QUORUM. . . . . . . . . . . . . . . . . . . . . . .      3
        2.10       MANNER OF ACTING. . . . . . . . . . . . . . . . . .      3
        2.11       PROXIES . . . . . . . . . . . . . . . . . . . . . .      4
        2.12       VOTING OF SHARES. . . . . . . . . . . . . . . . . .      4
        2.13       VOTING FOR DIRECTORS. . . . . . . . . . . . . . . .      4
        2.14       ACTION BY SHAREHOLDERS WITHOUT A MEETING. . . . . .      4

    ARTICLE 3.     BOARD OF DIRECTORS. . . . . . . . . . . . . . . . .      5
         3.1       GENERAL POWERS. . . . . . . . . . . . . . . . . . .      5
         3.2       NUMBER AND TENURE . . . . . . . . . . . . . . . . .      5
         3.3       CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . .      5
         3.4       ANNUAL AND REGULAR MEETINGS . . . . . . . . . . . .      6
         3.5       SPECIAL MEETINGS. . . . . . . . . . . . . . . . . .      6
         3.6       MEETINGS BY COMMUNICATIONS EQUIPMENT. . . . . . . .      6
         3.7       NOTICE OF SPECIAL MEETINGS. . . . . . . . . . . . .      6
                   3.7.1 PERSONAL DELIVERY . . . . . . . . . . . . . .      6
                   3.7.2 DELIVERY BY MAIL. . . . . . . . . . . . . . .      6
                   3.7.3 DELIVERY BY PRIVATE CARRIER . . . . . . . . .      7
                   3.7.4 FACSIMILE NOTICE. . . . . . . . . . . . . . .      7
                   3.7.5 ORAL NOTICE . . . . . . . . . . . . . . . . .      7
        3.8        WAIVER OF NOTICE. . . . . . . . . . . . . . . . . .      7
                   3.8.1 IN WRITING. . . . . . . . . . . . . . . . . .      7
                   3.8.2 BY ATTENDANCE . . . . . . . . . . . . . . . .      7
         3.9       Quorum. . . . . . . . . . . . . . . . . . . . . . .      8
        3.10       MANNER OF ACTING. . . . . . . . . . . . . . . . . .      8
        3.11       PRESUMPTION OF ASSENT . . . . . . . . . . . . . . .      8
        3.12       ACTION BY BOARD OR COMMITTEES WITHOUT A
                     MEETING . . . . . . . . . . . . . . . . . . . . .      8
        3.13       RESIGNATION . . . . . . . . . . . . . . . . . . . .      8
        3.14       REMOVAL . . . . . . . . . . . . . . . . . . . . . .      9
        3.15       VACANCIES . . . . . . . . . . . . . . . . . . . . .      9
        3.16       EXECUTIVE AND OTHER COMMITTEES. . . . . . . . . . .      9
                   3.16.1 CREATION OF COMMITTEES . . . . . . . . . . .      9
                   3.16.2 AUTHORITY OF COMMITTEES. . . . . . . . . . .      9
                   3.16.3 QUORUM AND MANNER OF ACTING. . . . . . . . .      9
                   3.16.4 MINUTES OF MEETINGS. . . . . . . . . . . . .     10
                   3.16.5 RESIGNATION. . . . . . . . . . . . . . . . .     10
                   3.16.6 REMOVAL. . . . . . . . . . . . . . . . . . .     10
        3.17       COMPENSATION. . . . . . . . . . . . . . . . . . . .     10

    ARTICLE 4.     OFFICERS. . . . . . . . . . . . . . . . . . . . . .     10
         4.1       APPOINTMENT AND TERM. . . . . . . . . . . . . . . .     10

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         4.2       RESIGNATION . . . . . . . . . . . . . . . . . . . .     11
         4.3       REMOVAL . . . . . . . . . . . . . . . . . . . . . .     11
         4.4       CONTRACT RIGHTS OF OFFICERS . . . . . . . . . . . .     11
         4.5       CHIEF EXECUTIVE OFFICER . . . . . . . . . . . . . .     11
         4.6       PRESIDENT . . . . . . . . . . . . . . . . . . . . .     11
         4.7       VICE PRESIDENT. . . . . . . . . . . . . . . . . . .     12
         4.8       SECRETARY.. . . . . . . . . . . . . . . . . . . . .     12
         4.9       TREASURER . . . . . . . . . . . . . . . . . . . . .     12
        4.10       GENERAL COUNSEL . . . . . . . . . . . . . . . . . .     13
        4.11       SALARIES AND OTHER COMPENSATION . . . . . . . . . .     13

    ARTICLE 5.     CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . .     13
         5.1       CONTRACTS . . . . . . . . . . . . . . . . . . . . .     13
         5.2       LOANS TO THE CORPORATION. . . . . . . . . . . . . .     13
         5.3       CHECKS AND DRAFTS . . . . . . . . . . . . . . . . .     13
         5.4       DEPOSITS. . . . . . . . . . . . . . . . . . . . . .     13

    ARTICLE 6.     CERTIFICATES FOR SHARES AND THEIR TRANSFER. . . . .     14
         6.1       ISSUANCE OF SHARES. . . . . . . . . . . . . . . . .     14
         6.2       CERTIFICATES FOR SHARES . . . . . . . . . . . . . .     14
         6.3       STOCK RECORDS . . . . . . . . . . . . . . . . . . .     14
         6.4       TRANSFER OF SHARES. . . . . . . . . . . . . . . . .     14
         6.5       LOST OR DESTROYED CERTIFICATES. . . . . . . . . . .     14

    ARTICLE 7.     BOOKS AND RECORDS . . . . . . . . . . . . . . . . .     15

    ARTICLE 8.     ACCOUNTING YEAR . . . . . . . . . . . . . . . . . .     16

    ARTICLE 9.     SEAL. . . . . . . . . . . . . . . . . . . . . . . .     16

    ARTICLE 10.     INDEMNIFICATION. . . . . . . . . . . . . . . . . .     16
         10.1       RIGHT TO INDEMNIFICATION . . . . . . . . . . . . .     16
         10.2       PREPAYMENT OF EXPENSES . . . . . . . . . . . . . .     16
         10.3       CLAIMS . . . . . . . . . . . . . . . . . . . . . .     17
         10.4       NON-EXCLUSIVITY OF RIGHTS. . . . . . . . . . . . .     17
         10.5       OTHER INDEMNIFICATION. . . . . . . . . . . . . . .     17
         10.6       AMENDMENT OR REPEAL. . . . . . . . . . . . . . . .     17

    ARTICLE 11.     INTERESTED DIRECTOR CONTRACTS AND TRANSACTIONS . .     17

    ARTICLE 12.     AMENDMENTS . . . . . . . . . . . . . . . . . . . .     18

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                                        BYLAWS



                                          OF

                               BEST UNIVERSAL LOCK CO.

                                  ARTICLE L. OFFICES


    The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.


                               ARTICLE 2. SHAREHOLDERS


    2.1  ANNUAL MEETING.

    The annual meeting of the shareholders shall be held on the fourth Saturday in June of each year at the principal office of the Corporation or at such other location as the Board may designate, at a time to be determined by the Board, for the purpose of electing Directors and transacting such other business as may properly come before the meeting.

    2.2  SPECIAL MEETINGS.

    The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

    2.3  MEETINGS BY COMMUNICATION EQUIPMENT.

    Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

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    2.4  DATE, TIME AND PLACE OF MEETING.

    Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Delaware, designated by or at the direction of the Board.

    2.5  NOTICE OF MEETING.

    Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting. Such notice may be transmitted by mail, private carrier, personal delivery or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation.

    2.6  WAIVER OF NOTICE.

    Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

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    2.7  FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS.

    For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date. If no record date is set for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, the record date shall be the date the Board adopted the resolution relating thereto or authorized such action.

    2.8  VOTING RECORD.

    At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

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    2.9  QUORUM.

    A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Certificate of Incorporation or the Delaware General Corporation Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    2.10 MANNER OF ACTING.

    If a quorum is present, action on a matter shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Certificate of Incorporation or the Delaware General Corporation Law requires a greater number of affirmative votes.

    2.11 PROXIES.

    A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 3 years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

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    2.12 VOTING OF SHARES.

    Except as otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

    2.13 VOTING FOR DIRECTORS.

    Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Certificate of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected. Cumulative voting for Directors is prohibited.

    2.14 ACTION BY SHAREHOLDERS WITHOUT A MEETING.

    Any action which could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Action taken by written consent of shareholders without a meeting is effective when all required consents are in the possession of the corporation, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders. Prompt notice of the taking of the corporate action without a meeting by LESS THAN UNANIMOUS WRITTEN CONSENT shall be given to those shareholders or members, as the case may be, who have not consented in writing.

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                            ARTICLE 3. BOARD OF DIRECTORS

    3.1  GENERAL POWERS.

    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law.

    3.2  NUMBER AND TENURE.

    The Board shall be composed of five Directors. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the State of Delaware and need not meet any other qualifications.

    3.3  CHAIRMAN OF THE BOARD.

    The Board shall elect a director as chairman, which director shall be known as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board, and in addition, shall perform the following functions:

         a. general planning and management of all functions of the Board of Directors;
         b.   organization of Board committees and assignments thereto;
         c.   recruitment and nomination of additional or successor directors;
         d.   determining the agenda for all Board meetings; and
         e. development of Board members as appropriate for effectiveness on behalf of shareholders.

The Chairman of the Board shall serve for a term of one (1) year and shall be elected at the annual meeting; PROVIDED, HOWEVER, that the initial Chairman of the Board shall be elected by Written Consent of the Board of Directors and shall serve until the next ensuing annual meeting.

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    3.4  ANNUAL AND REGULAR MEETINGS.

    An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the time and place either within or without the State of Delaware for holding other regular meetings thereof without notice other than such resolution.

    3.5  SPECIAL MEETINGS.

    Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, or, in the case of special Board meetings, any three Directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

    3.6  MEETINGS BY COMMUNICATIONS EQUIPMENT.

    Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

    3.7  NOTICE OF SPECIAL MEETINGS.

    Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

    3.7.1     PERSONAL DELIVERY.

    If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

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         3.7.2     DELIVERY BY MAIL.

    If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

         3.7.3     DELIVERY BY PRIVATE CARRIER.

    If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

         3.7.4     FACSIMILE NOTICE.

    If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

         3.7.5     ORAL NOTICE.

    If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

    3.8  WAIVER OF NOTICE.

         3.8.1     IN WRITING.

    Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.8.2 BY ATTENDANCE.

     A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

3.9  QUORUM.

     A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10 MANNER OF ACTING.

     If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law.

3.11 PRESUMPTION OF ASSENT.

     A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business thereat, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

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3.12 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING.

     Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13 RESIGNATION.

     Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President or the Secretary. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14 REMOVAL.

     At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.15 VACANCIES.

     Unless the Certificate of Incorporation provides otherwise, any vacancy occurring on the Board may be filled by the shareholders or the remaining numbers of the Board. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.16 EXECUTIVE AND OTHER COMMITTEES.

     3.16.1 CREATION OF COMMITTEES.

     The Board, by resolution adopted by a majority of the members, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have one or more members, who shall serve at the pleasure of the Board.

                                          13

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     3.16.2 AUTHORITY OF COMMITTEES.

     Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) adopt, amend or repeal Bylaws, (2) amend the Certificate of Incorporation, (3) adopt an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 158, 263 or 264 of the Delaware General Corporation Law, (4) recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property or assets; or (5) recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution.

     3.16.3 QUORUM AND MANNER OF ACTING.

     A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Delaware General Corporation Law, if a quorum is present when the vote is taken, the act of a majority of the members present shall be the act of the committee.

     3.16.4 MINUTES OF MEETINGS.

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

     3.16.5 RESIGNATION.

     Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

     3.16.6 REMOVAL.

     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of a majority of the members.

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

3.17 COMPENSATION.

     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.


                                 ARTICLE 4. OFFICERS


4.1  APPOINTMENT AND TERM.

     The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a General Counsel, and any other officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the Chief Executive Officer, the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2  RESIGNATION.

     Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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4.3  REMOVAL.

     Any officer may be removed at any time, with or without cause, by the Board or by a signed writing delivered to the Secretary of the Corporation by the holders of a majority of the Corporation's outstanding common stock. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4  CONTRACT RIGHTS OF OFFICERS.

     The appointment of an officer does not itself create contract rights.

4.5  CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer shall perform such duties as shall be assigned to him or her by the Board from time to time.

4.6  PRESIDENT.

     The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. Unless the Board expressly directs otherwise, the President shall have the duty and the authority to cast the corporation's vote with respect to any shares of the stock or securities of any other corporation or entity which are held by the corporation. If no person is serving as Secretary, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

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4.7  VICE PRESIDENT.

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8  SECRETARY.

     The Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9  TREASURER.

     The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10 GENERAL COUNSEL.

     The General Counsel shall be responsible for all legal matters and affairs affecting the business of the corporation, and shall have such additional duties and responsibilities as from time to time may be assigned to him or her by the President or by or at the direction of the Board.

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4.11 SALARIES AND OTHER COMPENSATION.

     The salaries and other compensation of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.


                   ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  CONTRACTS.

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2  LOANS TO THE CORPORATION.

     No significant loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3  CHECKS AND DRAFTS.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4  DEPOSITS.

     All funds of the corporation, except for petty cash, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.


                ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  ISSUANCE OF SHARES.

     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

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6.2  CERTIFICATES FOR SHARES.

     All stock certificates shall be signed by the Secretary and any one of the following officers: (i) the Chairman of the Board of Directors, (ii) the President, or (iii) any Vice President. Any or all signatures on a certificate may be a facsimile. A record of each certificate shall be kept with the stub, and a stock record book shall be kept showing the holders of all outstanding certificates of stock.

6.3  STOCK RECORDS.

     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4  TRANSFER OF SHARES.

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.5  LOST OR DESTROYED CERTIFICATES.

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

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                             ARTICLE 7. BOOKS AND RECORDS


     The corporation shall:

     (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

     (b)  Maintain appropriate accounting records.

     (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

     (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e)  Keep a copy of the following records at its principal office:

          1. the Certificate of Incorporation and all amendments thereto as currently in effect;

          2.   the Bylaws and all amendments thereto as currently in effect;

          3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

          4.   financial statements for the past three years;

          5. all written communications to shareholders generally within the past three years;

          6. a list of the names and business addresses of the current Directors and officers; and

          7. the most recent annual report delivered to the Delaware Secretary of State.

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                              ARTICLE 8. ACCOUNTING YEAR


     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.


                                   ARTICLE 9. SEAL


     The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.


                             ARTICLE 10. INDEMNIFICATION


10.1 RIGHT TO INDEMNIFICATION.

     The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust enterprise or non-profit entity, including service with respect to employee benefits plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

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10.2 PREPAYMENT OF EXPENSES.

     The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, officer or employee in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director, officer or employee to repay all amounts advanced if it should be ultimately determined that the director, officer or employee is not entitled to be indemnified under this Article or otherwise.

10.3 CLAIMS.

     If a claim for indemnification or payment of expenses under this Article is not paid in full with sixty days after a written claim therefore has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

10.4 NON-EXCLUSIVITY OF RIGHTS.

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

10.5 OTHER INDEMNIFICATION.

     The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

10.6 AMENDMENT OR REPEAL.

     Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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              ARTICLE 11. INTERESTED DIRECTOR CONTRACTS AND TRANSACTIONS


     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                               ARTICLE 12.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

     The foregoing Bylaws were adopted by the Board on December 15, 1995.

By: /s/Russell C. Best
    -------------------
    Russell C. Best
    Chairman of the Board

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